UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 30, 2008

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment and Restatement of Employment Agreement
On December 30, 2008, Atmel Corporation (the “Company”) and Steven Laub, the Company’s President and Chief Executive Officer, entered into an amendment and restatement (the “Amendment”) of Mr. Laub’s employment agreement with the Company dated as of August 6, 2006, as previously amended on March 13, 2007 (the “Employment Agreement”).
The Amendment, among other things: (i) makes technical changes to the Employment Agreement intended to comply with regulations and guidance under Section 409A of the Internal Revenue Code of 1986, as amended, (ii) provides for certain cash severance payments to be made (if at all) in a lump sum, and modifies certain other provisions relating to severance benefits, and (iii) amends certain definitions (such as “Change of Control” and “Good Reason”) used in the Employment Agreement.
The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to the Employment Agreement, dated as of December 30, 2008, between the Company and Steven Laub

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION

Date: January 6, 2009	By:	/s/ Stephen Cumming Stephen Cumming Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the Employment Agreement, dated as of December 30, 2008, between the Company and Steven Laub